EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Midwest Air Group, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Midwest Air Group, Inc. and management’s report on the effectiveness of internal control over financial reporting dated February 24, 2006, appearing in the Annual Report on Form 10-K of Midwest Air Group, Inc. for the year ended December 31, 2005.

/s/  DELOITTE & TOUCHE LLP

Milwaukee Wisconsin

September 8, 2006